SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

Longview Fibre Company

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LONGVIEW FIBRE COMPANY

300 Fibre Way

P.O. Box 639

Longview, Washington 98632

April 9, 2007

Dear Longview Fibre Company Shareholder:

The April 19, 2007 special meeting of shareholders of Longview Fibre Company is fast approaching, and according to our latest records, we have not yet received your vote. Your Board of Directors unanimously recommends that shareholders vote FOR the proposed merger with Brookfield Asset Management Inc.

Your vote is important. To make sure that your shares are represented at the meeting, please vote today by signing and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you for your continued support.

Very truly yours,

R. H. Wollenberg

President, Chief Executive Officer

and Chairman of the Board

IMPORTANT NOTE:
If you hold your shares through a bank or broker,
you may be able to vote by telephone, or via the Internet. Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-750-9499.